Exhibit 99.1
INVESTOR RELATIONS:
Quicksilver Resources Inc.
Diane Weaver
(817) 665-4834
FOR IMMEDIATE RELEASE
February 12, 2007
Quicksilver Resources Announces Planned Public Offering and Filing
of SEC Registration Statement by Quicksilver Gas Services LP
FORT WORTH, TEXAS (February 12, 2007) — Quicksilver Resources Inc. (NYSE: KWK) announced today that its wholly owned subsidiary, Quicksilver Gas Services LP, filed a registration statement on Form S-1 with the Securities and Exchange Commission to become a publicly traded partnership through a proposed underwritten initial public offering. The registration statement contemplates the offering of 3,375,000 common units representing approximately 19% of the limited partner interests in Quicksilver Gas Services LP, with anticipated aggregate gross proceeds of approximately $67.5 million.
Quicksilver Gas Services LP will engage in the business of gathering and processing natural gas produced from the Barnett Shale formation in the Fort Worth Basin in north Texas. Quicksilver Gas Services LP will own a pipeline system located in the southern portion of the Fort Worth Basin and a natural gas processing plant in Hood County, Texas.
Upon completion of the offering, Quicksilver Resources Inc. expects to retain common units and subordinated units representing an approximate 75% limited partner interest, and the entire 2% general partner interest in the publicly traded partnership.
UBS Investment Bank and Goldman, Sachs & Co. are acting as joint bookrunning lead managers of the offering.
The offering will be made only by means of a prospectus. When available, a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from the offices of: (i) UBS Investment Bank, Prospectus Department, 299 Park Avenue, New York, NY, 10171, 212-821-3000 or (ii) Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, via fax at 212- 902-9316 or via e-mail at prospectus-ny@ny.email.gs.com.
A registration statement relating to the securities described in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or
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Quicksilver Resources Announces Planned Public Offering and Filing of SEC Registration Statement by Quicksilver Gas Services LP —Page 2 of 2
jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Quicksilver
Fort Worth, Texas-based Quicksilver Resources Inc. is a natural gas and crude oil production company engaged in the development and production of unconventional natural gas reserves, including coal bed methane, shale gas, and tight sands gas. It has U.S. offices in Fort Worth, Texas; Granbury, Texas; Gaylord, Michigan; Corydon, Indiana and Cut Bank, Montana. Quicksilver also has a Canadian subsidiary, Quicksilver Resources Canada Inc., located in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.
Forward-Looking Statements
The statements in this press release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include: market conditions and other risks typically associated with securities offerings; changes in general economic conditions; fluctuations in natural gas and crude oil prices; failure or delays in achieving expected production from natural gas and crude oil exploration and development projects; uncertainties inherent in estimates of natural gas and crude oil reserves and predicting natural gas and crude oil reservoir performance; effects of hedging natural gas and crude oil prices; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations; and the effects of existing or future litigation; as well as other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission.
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